UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2022

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3310, North Tower, Zhengda Center, No. 20, Jinhe East Road, Chaoyang District Beijing, People’s Republic of China	100020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-59246103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2022, on July 21, 2022, the stockholders of Shineco, Inc., Inc. (the “Company”) approved the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to which 1,500,000 shares of the Company’s common stock will be made available for issuance under the 2022 Plan. The 2022 Plan is described in more detail in the Company’s 2022 Proxy Statement, which was filed with the Securities and Exchange Commission on July 5, 2022.

On July 27, 2022, the Board of Directors of the Company (the “Board”) approved the issuance of shares of common stock to members of the Board pursuant to the Company’s 2022 Plan for their services to the Company and the Board, in the aggregate amount of 86,000 shares (the “Shares”). The Shares will fully vest immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2022 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.1 filed with Form 8-K filed with the SEC on July 25, 2022.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2022

SHINECO, INC.

By:	/s/ Jennifer Zhan
Name:	Jennifer Zhan
Title:	Chief Executive Officer